Exhibit 10.3

FIRST AMENDMENT TO LOAN DOCUMENTS

This First Amendment to Loan Documents (this “Amendment”) is entered into as of March 31, 2023, by and among AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”) and DELCATH SYSTEMS, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower, Agent and Lender are parties to those certain Loan Documents, dated as of August 6, 2021, including the Loan and Security Agreement (as amended from time to time, the “Agreement”) and the Supplement to Loan and Security Agreement (as amended from time to time, the “Supplement”). The parties desire to amend the Agreement and the Supplement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Consent. Notwithstanding anything in the Loan Documents to the contrary and subject to the terms and conditions of this Amendment, Lender hereby consents to Borrower’s prepayment of the full amount of Tranche 1(b) on the First Amendment Effective Date and agrees to waive the Prepayment Fee that otherwise would have been due with respect to Tranche 1(b); provided, however, that such waiver is applicable only to the Prepayment Fee with respect to the full amount of Tranche 1(b) and Lender does not waive Borrower’s obligations under any other Sections or under such Section for any other time periods, and Lender does not waive any other failure by Borrower to perform the Obligations under the Loan Documents.

2. The following terms and their respective definitions hereby are either amended and restated in, or, if applicable, added in their entirety to, Part 1 of the Supplement as follows:

“Amortization Period” means (i) the period commencing on the first day of the first full calendar month following the Initial Interest-only Period and continuing until December 1, 2022 and (ii) the period commencing on the first day of the first full calendar month following the First Amendment Interest-only Period and continuing until the Maturity Date.

“First Amendment Effective Date” means March 31, 2023.

“First Amendment Interest-only Period” means the period commencing on the First Amendment Effective Date and continuing until the September 30, 2023; provided, however, that such period shall be extended to December 31, 2023 (the “First Amendment Interest-only Period Extension”) if as of the last day of the Interest-only Period then in effect Borrower has (a) received FDA approval for HEPZATO KIT and (b) received net proceeds of at least Ten Million Dollars ($10,000,000.00) from the sale and issuance of Borrower’s equity securities after the First Amendment Effective Date; in each case of subject to written evidence of the same, in form and content reasonably acceptable to Lender.

“Initial Interest-only Period” means the period commencing on the Closing Date and continuing until November 30, 2022.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to four and one-quarter percent (4.25%) of the funded amount of Tranche 1 and Tranche 2; provided, however, that the Final Payment with respect to Tranche 1(b) in the amount of One Hundred Seventy Thousand Dollars ($170,000.00) shall be paid to Lender on or before March 31, 2023.

3. Section 3(a) of the Supplement hereby is amended and restated in its entirety to read as follows:

“(a) Warrant. As additional consideration for the making of its Commitment, Lender has earned and is entitled to receive (a) immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”) and (b) immediately upon the execution of the First Amendment to Loan Documents, an additional warrant instrument issued by Borrower (the “First Amendment Warrant”; and together with the Warrant, the “Warrants”).

4. No course of dealing on the part of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

6. Borrower hereby represents that Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment and the organizational documents of Borrower delivered to Lender on the Closing Date, and updated pursuant to subsequent deliveries by the Borrower to the Lender, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

7. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance reasonably satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) the First Amendment Warrant, duly executed by Borrower;

(c) evidence of receipt of net proceeds of at least Twenty Million Dollars ($20,000,000.00) from the sale and issuance of Borrower’s equity securities, in form and substance reasonably acceptable to Lender;

(d) evidence of the repayment in full in cash of Tranche 1(b), in form and substance reasonably acceptable to Lender;

(e) the Final Payment with respect to Tranche 1(b), which may be ACH’d from any of Borrower’s accounts on or before March 31, 2023;

(f) all reasonable Lender expenses incurred through the date of this Amendment, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex A hereto; and

(g) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER:

DELCATH SYSTEMS, INC.

	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer

Address for Notices:	1633 Broadway, Suite 22C
New York, NY 10019
Attn: Gerard Michel, CEO
Email:gmichel@delcath.com

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

	By:	Avenue Venture Opportunities Partners, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email: tgreenbarg@avenuecapital.com
Phone # 212-878-3523

[Signature Page to First Amendment to Loan Documents]

ANNEX A

(Barnes & Thornburg Wire Instructions)

Lender’s legal fees and expenses: $3,237.30

Account Name:	Barnes & Thornburg LLP Attorney Operating Account

Bank Name:	Fifth Third Bank

251 North Illinois Ave

Indianapolis, IN 46204

Account Number:	7653510706

ABA Number:	042000314 for wires

ABA Number:	074908594 for ACHs

SWIFT CODE:	FTBCUS3C

Reference:	82485-9

Please send remittance information to:	wireconfirmations@btlaw.com; troy.zander@btlaw.com